                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 NOVADIGM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 NOVADIGM, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 21, 1997

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NOVADIGM, INC. (the "Company"), a Delaware corporation, will be held on Friday, November 21, 1997 at 9:00 a.m., local time, at The Ritz-Carlton Hotel, 600 Stockton Street, San Francisco, California, for the following purposes:

     1. To elect four (4) directors to serve for the ensuing year and until their successors are duly elected and qualified.

     2. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending March 31, 1998.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on September 30, 1997 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          Sincerely,

                                          Albion J. Fitzgerald
                                          Chairman of the Board,
                                          Chief Executive Officer and President

Mahwah, New Jersey
October 24, 1997

                            YOUR VOTE IS IMPORTANT.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                 NOVADIGM, INC.

                            ------------------------

                                PROXY STATEMENT

                      1997 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 21, 1997

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of NOVADIGM, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held Friday, November 21, 1997 at 9:00 a.m., local time (the "Annual Meeting"), or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Ritz-Carlton Hotel, 600 Stockton Street, San Francisco, California. The Company's principal executive offices are located at One International Boulevard, Suite 200, Mahwah, New Jersey 07495 and its telephone number at that location is (201) 512-1000.

     These proxy solicitation materials and the Annual Report to Stockholders for the year ended March 31, 1997, including financial statements, will be first mailed on or about October 24, 1997 to all stockholders entitled to vote at the Annual Meeting.

PURPOSES OF THE ANNUAL MEETING

     The purposes of the Annual Meeting are to (1) elect four (4) directors to serve for the ensuing year and until their successors are duly elected and qualified; (2) to ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending March 31, 1998; and (3) transact such other business as may properly come before the meeting or any adjournment thereof.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     Stockholders of record at the close of business on September 30, 1997 (the "Record Date") are entitled to notice of and to vote at the meeting. The Company has one authorized class of capital stock outstanding, designated Common Stock, $.001 par value. At the Record Date, 17,442,778 shares of the Company's Common Stock were issued and outstanding. For information regarding holders of more than 5% of the outstanding Common Stock, see "Beneficial Security Ownership of Management and Certain Beneficial Owners." The closing sale price of the Company's Common Stock on the Nasdaq National Market on the Record Date was $5.625 per share.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

     Each holder of Common Stock is entitled to one vote for each share held as of the record date with respect to all matters that may be considered at the Annual Meeting. The cost of soliciting votes will be borne by the Company. Proxies may also be solicited by certain of the Company's directors, officers and regular employees without additional compensation, personally or by mail, telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The Company intends to include abstentions and broker non-votes as present or represented for purpose of establishing a quorum for the transaction of business, to include abstentions as shares entitled to vote and to exclude broker non-votes from the calculation of shares entitled to vote with respect to any proposal for which authorization to vote was withheld.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the secretary of the Company at the Company's principal executive offices no later than March 31, 1998 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for fiscal year 1997 and Amendment No. 1 thereto filed with the Securities and Exchange Commission may be obtained without charge by sending a written request to Attn: Investor Relations, Novadigm, Inc., 185 Berry Street, Suite 3515, San Francisco, California 94107.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     A board of four directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's four nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE FOUR NOMINEES LISTED BELOW.

     The name of and certain information regarding each nominee is set forth below, There are no family relationships among directors or executive officers of the Company, except as set forth below.

           NAME              AGE(1)                  PRINCIPAL OCCUPATION
---------------------------  ---     -----------------------------------------------------
Albion J. Fitzgerald         49      Chairman of the Board of Directors, President and
                                     Chief Executive Officer of the Company
Robert B. Anderson           42      Executive Vice President, Chief Operating Officer and
                                     Secretary
H. Kent Petzold              50      Consultant
Deborah Doyle McWhinney      42      Executive Vice President, Visa International, Inc.

---------------

(1) As of September 30, 1997

     Mr. Albion Fitzgerald co-founded the Company in February 1992, serving as Chairman since that time, and currently as Chief Executive Officer and President. Mr. Fitzgerald has previously served as Chief Technology Officer. In May 1990, Mr. Fitzgerald founded Fitzgerald Associates, the Company's predecessor, and served as the chief architect in the development of EDM technology. From 1988 to 1990, Mr. Fitzgerald was Director of Advanced Technology for Pansophic Systems, Inc., a manufacturer of systems and applications software. Mr. Fitzgerald founded and served as President of ASI/TeIeMetrix. Inc., from 1985 to 1988, and was the chief architect of Teleview, a session manager product. Mr. Fitzgerald's brother-in-law is

Wallace D. Ruiz, the Company's Chief Financial Officer, and Mr. Fitzgerald's brother is Joseph Fitzgerald, the Company's Vice President, Development.

     Mr. Anderson joined the Company in June 1992 and currently serves as Executive Vice President, Chief Operating Officer, Secretary and as a director. From 1990 to 1992, Mr. Anderson served as Senior Vice President at Stratagem, an investment banking firm specializing in mergers, acquisitions and divestitures in the software industry. Prior to Stratagem, Mr. Anderson was employed as a Vice President in the Corporate Finance Software Specialty Group at Sutro & Company, Inc.

     Mr. Petzold has been a director of the Company since August 1992. From August 1992 to May 1995, Mr. Petzold served as the President and Chief Executive Officer of the Company. Prior to joining the Company, Mr. Petzold served as Senior Vice President and General Manager, Software Products Division of Pansophic Systems, Inc. from October 1990 to November 1991. From October 1985 to October 1990, Mr. Petzold was the President and Chief Executive officer of Viasoft, Inc. Mr. Petzold also serves as a director of Relay Technology, Inc., a privately held software company.

     Ms. McWhinney has been a director of the Company since September 1997. Since 1995, Ms. McWhinney has been an Executive Vice President of Visa International, Inc., a financial services company. Prior to joining Visa, Ms. McWhinney was with BankAmerica Corporation, where she held several positions including, from 1986 to 1995, Senior Vice President, Bank of America Consumer Electronic Banking and Delivery.

REQUIRED VOTE

     The four nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of 7 meetings during the fiscal year ended March 31, 1997. No director, during the time he or she was a member of the Board of Directors, attended fewer than 75% of the aggregate of all meetings of the Board of Directors, or its committees on which he served which occurred during fiscal 1997. The Board has an Audit Committee, a Compensation Committee and a Stock Option Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

     The Audit Committee is responsible for (i) recommending engagement of the Company's independent auditors, (ii) approving the services performed by such auditors, (iii) consulting with such auditors and reviewing with them the results of their examination, (iv) reviewing and approving any material accounting policy changes affecting the Company's operating results, (v) reviewing the Company's control procedures and personnel, and (vi) reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee held 1 meeting during fiscal 1997. The Audit Committee currently consists of Deborah McWhinney and Kent Petzold.

     The Compensation Committee is responsible for (i) reviewing and approving the compensation and benefits for the Company's officers and other employees,
(ii) administering the Company's stock purchase and stock option plans, and
(iii) determining which eligible individuals (excluding nonemployee directors) receive grants thereunder and the size of such grants. The Compensation Committee held 1 meeting during fiscal 1997. The Compensation Committee currently consists of Deborah McWhinney and Kent Petzold.

     The Stock Option Committee is responsible for reviewing and approving grants of options to non-officer employees under the Company's 1992 Stock Option Plan. The Stock Option Committee acted 14 times by written consent during fiscal 1996. The Stock Option Committee currently consists of Albion Fitzgerald, Robert Anderson and Kent Petzold.

     On July 18, 1997, the Company received a letter dated July 16, 1997 from Dennis DeCoste in which he cited the reasons for his resignation as a director from the Company's Board of Directors on July 14, 1997. The stated reasons for Mr. DeCoste's resignation included the management's failure to: (i) abide by the majority vote of the Board of Directors to remove a director and officer of the Company whose actions, in view of the Board, compromised the integrity of the Company's representations to the financial community and to its stockholders;
(ii) abide by the agreement of the Board's Audit Committee with the Company's auditors to modify the Company's revenue recognition policy with respect to prepaid revenues to more fairly reflect the Company's performance; and (iii) abide by a majority vote of the Board of Directors to immediately engage financial advisors for the purpose of selling the Company and engage a search firm for purpose of hiring a new Chief Executive Officer. Mr. DeCoste's letter also cited his protest of management's refusal to: (i) inform the Board of merger inquiries from prospective buyers; (ii) suspend the Company's share repurchase program at the direction of the Audit Committee; and (iii) submit to the orderly process of corporate governance by the Board of Directors and a reckless disregard of management for the interests of outside stockholders. A copy of Mr. DeCoste's letter has been filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 1997.

     Michele Axelson tendered her resignation as a director from the Company's Board of Directors on July 16, 1996. At the time of their resignations, Mr. DeCoste and Ms. Axelson comprised the directors on the Board's Audit Committee and Compensation Committee.

     The Company believes that Mr. DeCoste's letter of resignation misstates or fails to acknowledge the facts underlying the issues that confronted the Board in respect of each of the allegations contained in Mr. DeCoste's letter. The Company believes that the frustrations that led to Mr. DeCoste's and Ms. Axelson's resignations from the Board were principally attributable to legitimate differences of opinion with respect to the Company's strategic alternatives. The Company disagrees with each of Mr. DeCoste's allegations, including in particular his allegation concerning the integrity of management's representations to the financial community and the Company's stockholders, as well as his allegation concerning the implementation of the Company's revenue recognition policy as it relates to prepaid revenues.

     Deborah McWhinney was appointed to the Board of Directors on September 19, 1997.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive additional compensation for their services as directors of the Company, but are reimbursed for out-of-pocket expenses in connection with attendance at committee meetings. Nonemployee members of the Board of Directors receive $500 for each Board meeting attended and $500 for each meeting attended of a committee to the Board on which such director serves, in addition to reimbursement of expenses.

                                  PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Arthur Andersen LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 1998 and recommends that stockholders vote for ratification of such appointment. Notwithstanding the selection. the Board, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the, Board feels that such a change would be in the best interests of the Company and its stockholders. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

     Arthur Andersen LLP has audited the Company's financial statements annually since the Company's inception in 1992. Representatives of Arthur Andersen LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS.

                  BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of September 30, 1997 for the following: (i) each person or entity known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers and (iv) all directors and executive officers as a group:

                                                              SHARES BENEFICIALLY         PERCENTAGE
                    BENEFICIAL OWNER(1)                            OWNED(2)           BENEFICIALLY OWNED
------------------------------------------------------------  -------------------     ------------------
Albion J. Fitzgerald (3)....................................       3,581,250                 20.5%
  c/o Novadigm, Inc.
  One International Boulevard
  Suite 200
  Mahwah, New Jersey 07495
Joseph J. Fitzgerald........................................       1,452,717                  8.3%
  c/o Novadigm, Inc.
  One International Boulevard
  Suite 200
  Mahwah, New Jersey 07495
Shannon L. Ruiz (4).........................................         870,000                  5.0%
  c/o Novadigm, Inc.
  One International Boulevard
  Suite 200
  Mahwah, New Jersey 07495
Robert B. Anderson..........................................         655,069                  3.8%
H. Kent Petzold (5).........................................         356,834                  2.0%
Deborah McWhinney...........................................           2,500                     *
Stuart A. Jacobson (6)......................................         167,965                     *
Wallace D. Ruiz (7).........................................         104,311                     *
All directors and executive officers as a group (9
  persons)(8)...............................................       6,505,229                 37.3%

---------------

 *  Less than one percent.

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

(2) Includes shares which could be acquired upon exercise of options if such options are exercisable within 60 days after September 30, 1997.

(3) Excludes 870,000 shares held by Shannon L. Ruiz, Albion J. Fitzgerald's spouse, as to which Mr. Fitzgerald disclaims beneficial ownership.

(4) Excludes 3,581,250 shares held by Albion J. Fitzgerald, Ms. Ruiz's spouse, as to which Ms. Ruiz disclaims beneficial ownership.

(5) Includes options exercisable for an aggregate of 33,334 shares pursuant to an option agreement between Mr. Petzold and a certain stockholder of the Company.

(6) Includes 130,834 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of September 30, 1997 under the Company's 1992 Stock Option Plan.

(7) Includes 91,146 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of September 30, 1997 under the Company's 1992 Stock Option Plan.

(8) Includes options exercisable for 406,563 shares of Common Stock under the Company's 1992 Stock Option Plan and options exercisable by H. Kent Petzold for 33,334 shares of Common Stock pursuant to an agreement with a certain stockholder of the Company. See note (6) above.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

                           SUMMARY COMPENSATION TABLE

     The following table shows, as to the Chief Executive Officer and each of the other four most highly compensated executive officers who received in excess of $100,000 during the last fiscal year, (the "Named Executive Officers"), information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the fiscal years ended March 31, 1997, 1996 and 1995.

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                                           ------------
                                                                            NUMBER OF
                                                  ANNUAL COMPENSATION       SECURITIES       ALL OTHER
                                       FISCAL     --------------------      UNDERLYING      COMPENSATION
     NAME AND PRINCIPAL POSITION        YEAR      SALARY($)   BONUS($)       OPTIONS           ($)(1)
-------------------------------------  ------     ---------   --------     ------------     ------------
Albion J. Fitzgerald(2)..............   1997      $ 160,000   $     --             --         $    258
  President and Chief Executive         1996        160,000         --             --              209
  Officer                               1995        160,000         --             --              209
Robert Ernens(3)(4)..................   1997        228,228         --        150,000(5)        21,508
  Managing Director, Europe             1996        242,940         --        100,000            3,974
                                        1995        193,000         --             --               --
Michael P. Conti(6)..................   1997        175,000         --        250,000(7)           288
  Vice President, Direct Channels       1996        120,000    200,000         50,000              203
                                        1995         89,000    111,000        140,000              146
Stuart A. Jacobson...................   1997        175,000         --        260,000(8)           359
  Executive Vice President, North       1996        120,000    150,000        100,000              351
  America Operations                    1995         80,000    105,000        140,000              263
Wallace D. Ruiz......................   1997        165,000         --        175,000(9)           359
  Chief Financial Officer and           1996        146,875         --        140,000               --
  Treasurer                             1995             --         --             --               --

---------------

(1) Represents long-term disability insurance premiums paid by the Company, except in the case of Mr. Ernens which amount represents lease payments for an automobile.

(2) Mr. Fitzgerald succeeded H. Kent Petzold as President and Chief Executive Officer as of May 18, 1995.

(3) Translated from French francs to United States dollars, computed at the average exchange rate for the respective fiscal years.

(4) Mr. Ernens resigned from the Company effective as of May 20, 1997.

(5) Includes options to purchase an aggregate of 100,000 shares of Common Stock which were granted to Mr. Ernens in connection with the Company's option repricing program in exchange for options that had a higher exercise price.

(6) Mr. Conti resigned from the Company effective March 31, 1997. All of Mr. Conti's options expired 30 days after his resignation.

(7) Includes options to purchase an aggregate of 150,000 shares of Common Stock which were granted to Mr. Conti in connection with the Company's option repricing program in exchange for options that had a higher exercise price.

(8) Includes options to purchase an aggregate of 200,000 shares of Common Stock which were granted to Mr. Jacobson in connection with the Company's option repricing program in exchange for options that had a higher exercise price.

(9) Includes options to purchase an aggregate of 140,000 shares of Common Stock which were granted to Mr. Ruiz in connection with the Company's option repricing program in exchange for options that had a higher exercise price.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information concerning each grant of options to purchase the Company's Common Stock made during the fiscal year ended March 31, 1997 to the Named Executive Officers:

                                             INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                         ----------------------------------------------------------   VALUE MINUS EXERCISE
                                           UNDERLYING                                   PRICE AT ASSUMED
                           NUMBER OF       # OF TOTAL                                  ANNUAL STOCK PRICE
                          SECURITIES        OPTIONS         EXERCISE                    APPRECIATION FOR
                          UNDERLYING       GRANTED TO        PRICE                       OPTION TERM(1)
                            OPTIONS        EMPLOYEES       PER SHARE     EXPIRATION   ---------------------
         NAME            GRANTED(#)(2)   IN FISCAL YEAR   ($/SH)(3)(4)      DATE         5%          10%
-----------------------  -------------   --------------   ------------   ----------   --------     --------
Albion J. Fitzgerald...          --              --               --             --         --           --
Robert Ernens(5).......     100,000(6)        5.67%         $   5.25     10/05/2000   $113,141     $243,652
                             50,000(7)        2.94%             5.25     10/01/2001     72,522      160,258
Michael P. Conti(9)....      50,000(6)        2.94%             5.25      4/30/1997     13,125       26,250
                            100,000           5.67%           6.8750      4/30/1997         **           **
                            100,000(6)        5.67%             5.25      4/30/1997     26,250       52,500
Stuart A. Jacobson.....     100,000(6)        5.67%             5.25     10/05/2000    113,141      243,652
                            100,000(8)        5.67%           6.8750      8/16/2001         **           **
                            100,000(6)        5.67%             5.25      8/16/2001    145,048      320,518
                             60,000(7)        3.40%             5.25     10/01/2001     87,028      192,311
Wallace D. Ruiz........     140,000(6)        7.95%             5.25      4/19/2000    158,397      341,114
                             35,000           1.99%             5.25      10/1/2001     50,767      112,181

---------------

** Such options were subsequently exchanged for options having lower exercise prices in connection with the Company's option repricing program. See "Report of Board of Directors on Executive Compensation -- Report on Repricing of Options."

(1) Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2) Except as otherwise noted, and subject to note 6 below, all options vest at a rate of 25% after the first year and then 1/48th thereafter.

(3) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by reference to the closing sale price of the Common Stock on the Nasdaq National Market on the date of grant.

(4) Exercise price may be paid in cash, promissory note, by delivery of already-owned shares subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(5) Mr. Ernens resigned from the Company effective May 20, 1997.

(6) In connection with the Company's option repricing program, such options were granted in exchange for options having a higher exercise price. The new options had the same vesting schedule as the options for which they were exchanged except that the vesting schedule was extended by three months in each case.

(7) All of the shares subject to such option will vest on the sixth anniversary of the vesting start date.

(8) 50,000 of the shares subject to the option will vest on the sixth anniversary of the vesting start date.

(9) Mr. Conti resigned from the Company effective March 31, 1997. All of Mr. Conti's options expired 30 days after his resignation.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

     The following table shows stock options exercised by Named Executive Officers during fiscal year 1997, including the aggregate value of gains on the date of the exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of fiscal year-end. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Company's Common Stock.

                                                           NUMBER OF SECURITIES
                                                                UNDERLYING               VALUE OF UNEXERCISED
                                 SHARES                     UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                               ACQUIRED ON                   AT MARCH 31, 1997           AT MARCH 31, 1997(1)
                                EXERCISE      VALUE     ---------------------------   ---------------------------
            NAME                   (#)       REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------  -----------   --------   -----------   -------------   -----------   -------------
Albion J. Fitzgerald.........         --           --          --             --            --             --
Robert Ernens................         --           --     154,583        135,417            --             --
Michael P. Conti.............         --           --      58,334        116,666            --             --
Stuart A. Jacobson...........     20,000     $254,280      70,000        295,000            --             --
Wallace D. Ruiz..............         --           --      62,917        182,083            --             --

---------------

(1) Based on the closing price of the Company's Common Stock on March 31, 1997 of $4.125 (U.S.), less the exercise price of the option.

EMPLOYMENT CONTRACTS AND CHANGE-OF-CONTROL ARRANGEMENTS

     In October 1996, the Company entered into a letter agreement with Stuart A. Jacobson, Executive Vice President, North America Operations, pursuant to which any unvested options held by Mr. Jacobson will accelerate and vest upon the occurrence of a change in control. In addition, in April 1997, the Company entered into employment agreement with Wallace D. Ruiz, Chief Financial Officer and Treasurer (the "Executive"), pursuant to which Mr. Ruiz is entitled to receive an annual base salary of $165,000, subject to any increases as the Board of Directors shall authorize from time to time in connection with an annual review, plus additional variable compensation under the Company's executive compensation plan.

     Subject to certain limitations, Mr. Ruiz's employment agreement provides that if the Executive is terminated at any time during the period beginning 90 days before and ending 12 months after a Change of Control (the "Change of Control Period") then the Executive shall be entitled to receive, in the case of an Involuntary or Constructive Termination other than for cause or as a result of the Executive's death or disability, severance pay in an amount equal to 50% of the Executive's base compensation plus a pro rata share of the bonus and commissions that the Executive would have earned had he been employed by the Company at the end of the year in which termination occurred and, in the case of death or disability, such other benefits, if any, as may then be established under the Company's then-existing benefit plans. In addition, any unvested options held by the Executive prior to termination shall (i) in the case of Involuntary or Constructive Termination other than for cause, accelerate and become exercisable in full or (ii) in the case of death or disability, accelerate and become exercisable as to that number of additional shares that would have vested if the Executive had remained continuously employed for a period of six months following such termination and shall remain exercisable for the period prescribed in the stock option agreements.

     If the Executive voluntarily resigns from the Company or if the Company terminates the Executive for cause, the Executive shall not be entitled to receive severance or other benefits except for those, if any, as may be established under the Company's benefit plans as existing at the time of termination.

     For the purposes of Mr. Ruiz's employment agreement, a Change of Control shall mean the occurrence of any of the following: (i) any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; (ii) a change in the composition of the Board of Directors occurring within a two-year period as a result of which fewer than a majority of the directors are Incumbent Directors (as defined); or (iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least 50% of the total voting power of the surviving entity immediately after such merger or consolidation.

     Involuntary or Constructive Termination is defined in the employment agreement to mean (i) without the Executive's express written consent, the assignment to the Executive of any duties or the significant reduction of the Executive's duties, either of which is inconsistent with the Executive's position with the Company and responsibilities in effect immediately prior to such assignment, or the removal of the Executive from such position and responsibilities; (ii) without the Executive's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites available to the Executive immediately prior to such reduction;
(iii) a reduction by the Company in the base compensation of the Executive as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits to which the Executive is entitled immediately prior to such reduction with the result that the Executive's overall benefits package is significantly reduced; (v) any purported termination of the Executive by the Company which is not effected for disability or for Cause, or any purported termination for which the grounds relied upon are not valid; or (vi) the failure of the Company to obtain the assumption of the employment agreement by any successors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On March 19, 1997, the Company lent William Fitzgerald $94,717 evidenced by a promissory note. Mr. Fitzgerald is an employee of the Company and the brother of Albion Fitzgerald, the Chief Executive Officer of the Company. The promissory note is due on March 19, 1998 and bears interest at a rate of 5.83%. The loan is secured by 35,000 shares of Common Stock owned by Mr. Fitzgerald.

     In September 1997, the Company terminated its part-time employment relationship with Kent Petzold, which had been in place since Mr. Petzold resigned as Chief Executive Officer and President in May 1995. Mr. Petzold will remain a director of the company.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all such forms that they file. Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during fiscal 1996 all Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were complied with.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

INTRODUCTION

     Prior to the Company's initial public offering that was completed in July 1995, the Board of Directors was primarily responsible for establishing and administering the Company's compensation policies. In this role, and consistent with the Company's status as a privately held corporation, the Board determined the Chief Executive Officer's salary directly and reviewed and approved employment compensation matters for other management personnel. The Board of Directors, through a Stock Option Committee consisting at that time of two directors who were also executive officers of the Company, also administered the Company's 1992 Stock Option Plan.

     The Compensation Committee of the Board of Directors (the "Committee") was established in May 1995 and is composed only of outside directors. During fiscal 1997, the Compensation Committee consisted of Dennis DeCoste and Michelle Axelson, both of whom resigned in July 1997. The Compensation Committee currently consists of Kent Petzold and Deborah McWhinney. In general, the Committee is responsible for reviewing and recommending for approval by the Board of Directors the Company's compensation practices, including executive salary levels and variable compensation programs. With respect to the compensation of the Company's Chief Executive Officer, the Committee reviews and submits to the Board for approval the various elements of the Chief Executive Officer's compensation. With respect to other executive officers, the Committee reviews the recommendations for such individuals presented by the Chief Executive Officer and the basis therefor and approves or modifies the compensation packages for such individuals. Base salary levels for executive officers of the Company are generally established at or near the start of each fiscal year, and final bonuses for executive officers are determined at the end of each fiscal year based upon such individual's performance and, the performance of the Company.

EXECUTIVE COMPENSATION

     The Company has a compensation program which consists of two principal components: cash-based compensation, both fixed and variable, and equity-based compensation. These two principal components are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term success of the Company.

  Cash-based compensation.

     Base salary -- The salaries of each of the executive officers (other than the Chief Executive Officer) for the year ended March 31, 1997 were approved by the Board of Directors, upon the recommendation of the Chief Executive Officer.

     Bonuses -- The Company has a discretionary bonus pool pursuant to which members of senior management, including the Company's executive officers, may receive annual cash bonuses. The purpose of the bonuses is to motivate senior management to perform to the best of their abilities in order to enhance stockholder value through the achievement of corporate objectives. For the fiscal year-ended March 31, 1997, the allocation of the bonus pool was determined by the Chief Executive Officer, with the exception of his own bonus, based upon subjective factors.

  Equity-based compensation.

     Stock options -- Stock options are periodically granted to provide additional incentive to executives and other key employees to maximize long-term total return to the Company's stockholders. Options generally vest over a four year period to encourage option holders to continue in the employ of the Company. The exercise price of options is the market price on the date of grant, ensuring that the option will acquire value only to the extent that the price of the Company's Common Stock increases relative to the market price at the date of grant.

     Option grants to executive officers will be determined by the Compensation Committee, in its discretion, or in some cases by the Stock Option Committee, subject to the oversight of the Compensation Committee. In making its determination, the Compensation Committee intends to consider the executive's position at the Company, such executive's individual performance, the number of options held (if any) and any other factors that the Compensation Committee may deem relevant.

CHIEF EXECUTIVE OFFICER COMPENSATION

     During the year ended March 31, 1997, Mr. Fitzgerald received a base salary approved by the Board of Directors upon the recommendation of the Compensation Committee. This represented no increase from the base salary received by Mr. Fitzgerald for the prior fiscal year. The Compensation Committee recommended that no bonus be awarded to the Chief Executive Officer for this fiscal year. The Board believed that

Mr. Fitzgerald, as Chief Executive Officer, significantly and directly influenced the Company's overall performance.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162 of the Code limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly-compensated executive officers. The Company may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meet certain specified conditions (including stockholder approval). Based on the Company's current compensation plans and policies and proposed regulations interpreting this provision of the Code, the Company and the Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction for executive compensation.

REPORT ON REPRICING OF OPTIONS

     In August 1996, the Board of Directors of the Company determined that the purposes of the 1992 Stock Option Plan were not being adequately achieved with respect to those employees holding options with exercise prices greater than the then-current market value of the Company's Common Stock and that it was in the best interests of the Company and the Company's stockholders that the Company retain and motivate such employees. The Board of Directors further determined that it would be in the best interests of the Company and the Company's stockholders to provide such optionees the opportunity to exchange their options with exercise prices equal to the then-current market value of the Company's Common Stock. On October 1, 1996, upon approval of the Stock Option Committee of the Board of Directors of the Company, the Company offered certain employees who were holders of outstanding options under the 1992 Stock Option Plan at exercise prices in excess of $5.25 per share the opportunity to exchange such options for new stock options at an exercise price of $5.25 per share, the fair market value of the Company's Common Stock at the close of business on that date. Any option holder accepting such offer was required to extend the vesting period of existing unvested shares by 3 months (vested options remained vested). A total of 140 employees of the Company were eligible to participate in the repricing and those employees' existing options had an average exercise price of $14.47 per share prior to the repricing. Of such eligible employees, 131 participated in the repricing, including the Named Executive Officers noted in the table below.

     The following table sets forth certain information regarding the participation of each of the Named Executive Officers in the Company's repricing of options described above:

                           TEN-YEAR OPTION REPRICING

                                                                                                                   LENGTH OF
                                                   NUMBER OF        MARKET                                         ORIGINAL
                                                   SECURITIES      PRICE OF        EXERCISE                       OPTION TERM
                                                   UNDERLYING      STOCK AT        PRICE AT                        REMAINING
                                                    OPTIONS         TIME OF         TIME OF                       AT DATE OF
                                                  REPRICED OR    REPRICING OR    REPRICING OR    NEW EXERCISE    REPRICING OR
      NAME AND POSITION              DATE           AMENDED        AMENDMENT       AMENDMENT         PRICE         AMENDMENT
-----------------------------  -----------------  ------------   -------------   -------------   -------------   -------------
Robert Ernens,                 October 1, 1996       100,000         $5.25         $ 15.4375         $5.25        1,465 days
  Managing Director, Europe
Michael P. Conti               October 1, 1996        50,000          5.25           15.4375          5.25        1,465 days
  Vice President-Direct Sales  October 1, 1996       100,000          5.25             6.875          5.25        1,780 days
Stuart A. Jacobson,            October 1, 1996       100,000          5.25           15.4375          5.25        1,465 days
  Executive Vice President,    October 1, 1996       100,000          5.25             6.875          5.25        1,780 days
  North America Operations
Wallace D. Ruiz,               October 1, 1996       140,000          5.25             13.00          5.25        1,826 days
  Vice President and Chief
  Financial Officer

SUMMARY

     The Board of Directors intends that its compensation program shall be fair and motivating and shall be successful in attracting and retaining qualified employees and in linking compensation directly to the Company's success. The Board of Directors and the Compensation Committee intend to review this program on an ongoing basis to evaluate its continued effectiveness.

                                          THE COMPENSATION COMMITTEE

                                          Kent Petzold
                                          Deborah McWhinney

                     COMPANY STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total stockholder return with those of the Nasdaq Stock Market - U.S. Index and the Hambrecht & Quist Technology Index. The graph assumes that $100 was invested on July 14, 1995 (the effective date of the Company's initial public offering) in (i) the Company's Common Stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) the Hambrecht & Quist Technology Index, including reinvestment of dividends. Note that historic stock price performance is not necessarily indicative of future stock price performance.

              COMPARISON OF TWENTY MONTH CUMULATIVE TOTAL RETURN*
           AMONG NOVADIGM, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX

        MEASUREMENT PERIOD                                 NASDAQ STOCK
      (FISCAL YEAR COVERED)           NOVADIGM, INC.       MARKET (U.S.)     H & Q TECHNOLOGY
7/14/95                                         100.00              100.00              100.00
3/96                                               101                 111                  99
3/97                                                28                 123                 116

* $100 invested on July 14, 1996 in stock or index, including reinvestment of dividends. Fiscal year ending March 31.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: October 24, 1997

PROXY

                                 NOVADIGM, INC.

                 PROXY FOR 1997 ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of NOVADIGM, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 24, 1997, and hereby appoints Albion J. Fitzgerald and Wallace D. Ruiz and each of them proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of NOVADIGM, INC., to be held on Friday, November 21, 1997 at 9:00 a.m., local time, at The Ritz-Carlton Hotel, 600 Stockton Street, San Francisco, California, and any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

                  (Continued and to be signed on reverse side)






-----------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                        Please mark
                                                       your vote as   [X]
                                                       indicated in
                                                       this example


                                        FOR                     WITHHOLD
                                all nominees listed            AUTHORITY
                               below (except as marked       to vote for all
                               to the contrary below)      nominees listed below

                                       [ ]                        [ ]

1. Election of directors:

   Nominees: Albion J. Fitzgerald
             Robert B. Anderson
             H. Kent Petzold
             Deborah McWhinney


__________________________________________________
Instruction: To withhold authority to vote for any individual nominee, write that nominee(s) name(s) on the line above.



2. Proposal to ratify the appointment of Arthur      FOR     AGAINST   ABSTAIN
   Andersen LLP as independent auditors for the
   fiscal year ending March 31, 1998.                [ ]       [ ]       [ ]

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting and any adjournment(s) thereof.


MARK HERE FOR ADDRESS CHANGE                   [ ]
AND NOTE BELOW


THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE 1998 FISCAL YEAR.


                Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.



Signature:                      Signature:                     Dated:
          ----------------------          ---------------------      ----------
(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)
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